Exhibit 5.2

June 2, 2020

RenaissanceRe Holdings Ltd.

Renaissance House

12 Crow Lane

Pembroke HM 19, Bermuda

RenaissanceRe Finance Inc.

140 Broadway

Suite 4200

New York, NY 10005

RenRe North America Holdings Inc.

c/o RenaissanceRe Finance Inc.

140 Broadway

Suite 4200

New York, NY 10005

RenaissanceRe Capital Trust II

c/o RenaissanceRe Finance Inc.

140 Broadway

Suite 4200

New York, NY 10005

Re:	RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as U.S. counsel for RenaissanceRe Holdings Ltd., a Bermuda company (the “Company”), RenaissanceRe Finance Inc., a Delaware corporation (“RenaissanceRe Finance”), RenRe North America Holdings Inc., a Delaware corporation (“RRNAH”), and RenaissanceRe Capital Trust II, a Delaware statutory business trust (the “Capital Trust”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Post-Effective Amendment No. 1 (Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3, as amended (the “Registration Statement”) registering up to $1,250,000,000 of securities of the Company, RenaissanceRe Finance, RRNAH and the Capital Trust, consisting of: senior, subordinated and junior subordinated debt securities of the Company (collectively, the “Company Debt Securities”), senior, subordinated and junior subordinated debt securities of RenaissanceRe Finance and/or RRNAH (collectively, the “Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”); the Company’s Common Shares, par value $1.00 per share (the “Common Shares”); the Company’s Preference Shares, par value $1.00 per share (the “Preference

NEW YORK WASHINGTON HOUSTON PALO ALTO SAN FRANCISCO CHICAGO PARIS LONDON FRANKFURT BRUSSELS MILAN ROME

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

Shares”); depositary shares representing fractional interests in the Common Shares and Preference Shares (the “Depositary Shares”); warrants to purchase Common Shares (the “Common Share Warrants”), warrants to purchase Preference Shares (the “Preference Share Warrants”) and warrants to purchase Debt Securities (the “Debt Warrants,” and together with the Common Share Warrants and Preference Share Warrants, the “Warrants”); Share Purchase Contracts (the “Share Purchase Contracts”); Share Purchase Units (the “Share Purchase Units”); preferred securities of the Capital Trust (the “Trust Preferred Securities”); the Company’s guarantees of the Subsidiary Debt Securities (the “Debt Securities Guarantees”) and of the Trust Preferred Securities (the “Trust Preferred Guarantees”); and units consisting of one or more of Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees or Trust Preferred Guarantees or any combination of these securities (“Units”). The Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees, Trust Preferred Guarantees and Units are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time after the Post-Effective Amendment No. 1, to which this opinion is an exhibit, becomes effective. The prospectus (the “Prospectus”) included in the Post-Effective Amendment No. 1 relates to an aggregate of up to $1,250,000,000 of Securities. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Post-Effective Amendment No. 1.

The Company Debt Securities may be issued by the Company under (i) a Senior Indenture between the Company, as Issuer, and the trustee under such Senior Indenture (the “Company Senior Indenture”), (ii) a Subordinated Indenture between the Company, as Issuer, and the trustee under such Subordinated Indenture (the “Company Subordinated Indenture”) or (iii) a Junior Subordinated Indenture between the Company, as Issuer, and the trustee under such Junior Subordinated Indenture (the “Company Junior Subordinated Indenture” and, together with the Company Senior Indenture and the Company Subordinated Indenture, the “Company Indentures”). Certain terms of the Company Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Company Debt Securities.

The Subsidiary Debt Securities may be issued by RenaissanceRe Finance and/or RRNAH under (i) a Senior Indenture among RenaissanceRe Finance or RRNAH (as applicable), as Issuer, the Company, as Guarantor, and the trustee under such Senior Indenture (the “Subsidiary Senior Indenture”), (ii) a Subordinated Indenture among RenaissanceRe Finance or RRNAH (as applicable), as Issuer, the Company, as Guarantor, and the trustee under such Subordinated Indenture (the “Subsidiary Subordinated Indenture”) or (iii) a Junior Subordinated Indenture among RenaissanceRe Finance or RRNAH (as applicable), as Issuer, the Company, as Guarantor, and the trustee under such Junior Subordinated Indenture (the “Subsidiary Junior Subordinated Indenture” and, together with the Subsidiary Senior Indenture and the Subsidiary Subordinated Indenture, the “Subsidiary Indentures”). Each Debt Securities Guarantee may be issued by the Company pursuant to a senior, subordinated or junior subordinated debt securities guarantee agreement between the Company, as Guarantor, and the trustee under such debt securities guarantee agreement (a “Debt Securities Guarantee Agreement”). Certain terms of the Subsidiary Debt Securities will be established by or pursuant to resolutions of the Boards of Directors of the Company and of RenaissanceRe Finance or RRNAH, as applicable, as part of the corporate action to be taken relating to the issuance of the Subsidiary Debt Securities.

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

The Warrants may be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

The Depositary Shares and receipts evidencing such Depositary Shares may be issued pursuant to the terms of a deposit agreement (the “Deposit Agreement”) to be entered into prior to the issuance of the Depositary Shares, with certain terms to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Depositary Shares and Receipts.

The Share Purchase Contracts and Share Purchase Units may be issued upon certain terms of such Securities to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of such Securities.

The Trust Preferred Securities may be issued by the Capital Trust pursuant to the terms of an Amended and Restated Trust Agreement among the Company, as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee (the “Amended Trust Agreement”), and the related Trust Preferred Guarantee may be issued by the Company pursuant to a Preferred Securities Guarantee Agreement among the Company, as Guarantor, and Deutsche Bank Trust Company Americas, as Guarantee Trustee (the “Preferred Securities Guarantee Agreement”), in each case to be entered into prior to the issuance of the Trust Preferred Securities, with certain terms of the Trust Preferred Securities and the Trust Preferred Guarantees to be established by or pursuant to actions taken by the Capital Trust or resolutions of the Board of Directors of the Company as part of the actions to be taken relating to the issuance of the Trust Preferred Securities and the Trust Preferred Guarantees.

Units may be issued by the Company pursuant to the terms of one or more unit agreements to be entered into prior to the issuance of the Units among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units (each such Unit agreement, a “Unit Agreement”).

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Post-Effective Amendment No. 1 to which this opinion will be filed as an exhibit, (ii) the form of Company Indentures incorporated by reference as exhibits to the Registration Statement, (iii) the form of Subsidiary Indentures incorporated by reference as exhibits to the Registration Statement, (iv) the Certificate of Trust of the Capital Trust, dated as of January 5, 2001, incorporated by reference as an exhibit to the Registration Statement, (ix) the Trust Agreement, dated as of January 5, 2001 of the Capital Trust, among the Company, as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee, and the Administrative Trustees named therein, incorporated by reference as an exhibit to the Registration Statement, (v) the form of Amended Trust Agreement incorporated by reference as an exhibit to the Registration Statement, (vi) the form of the Preferred Securities Guarantee Agreement incorporated by reference as an exhibit to the Registration Statement and (vii) the form of Debt Securities Guarantee Agreements attached as exhibits to the Registration Statement.

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

We have also examined such other agreements, instruments, certificates, documents and records and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

A. Based upon and subject to the foregoing and the assumptions, qualifications and exceptions expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

(i) Assuming (A) the due authorization, execution and delivery by the parties thereto of the Company Indentures and any supplemental indenture to be entered into in connection with the issuance of any Company Debt Securities; (B) the terms of such Company Debt Securities and their issuance and sale have been duly established in conformity with the applicable Company Indenture and any supplemental indenture relating to such Company Debt Securities; (C) the qualification of the Company Indentures under the Trust Indenture Act of 1939, as amended; (D) the compliance with the “blue sky” laws of certain states; and (E) such Company Debt Securities have been duly executed and authenticated in accordance with the applicable Company Indenture and any applicable supplemental indenture relating to such Company Debt Securities and duly issued and delivered by the Company in the manner contemplated under the applicable Company Indenture and any applicable supplemental indenture relating to such Company Debt Securities and in the Registration Statement and any prospectus supplement relating thereto and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) Assuming (A) the due authorization, execution and delivery by the parties thereto of the Subsidiary Indentures and any supplemental indenture to be entered into in connection with the issuance of any Subsidiary Debt Securities; (B) the terms of such Subsidiary Debt Securities and their issuance and sale have been duly established in conformity with the applicable Subsidiary Indenture and any supplemental indenture relating to such Subsidiary Debt Securities; (C) the qualification of the Subsidiary Indentures under the Trust Indenture Act of 1939, as amended; (D) the compliance with the “blue sky” laws of certain states; and (E) that such Subsidiary Debt Securities have been duly executed and authenticated in accordance with the applicable Subsidiary Indenture and any applicable supplemental indenture relating to such Subsidiary Debt Securities and duly issued and delivered by RenaissanceRe Finance or RRNAH, as applicable, in the manner contemplated under the applicable Subsidiary Indenture and any applicable supplemental indenture relating to such Subsidiary Debt Securities and in the Registration Statement and any prospectus supplement relating thereto and the applicable underwriting or other agreement against payment therefor, such Subsidiary Debt Securities will constitute valid and binding obligations of RenaissanceRe Finance or RRNAH, as applicable.

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

(iii) Assuming (A) the due authorization by the Company of Depositary Shares; (B) the due authorization, execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares and of the depositary receipts evidencing rights in the Depositary Shares; (C) the compliance with the “blue sky” laws of certain states; (D) any Common Shares or Preference Shares relating to such Depositary Shares will be duly authorized and validly issued; (E) such Depositary Shares have been sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, any prospectus supplements relating thereto, the Deposit Agreement and the applicable underwriting or other agreement; and (F) that the Common Shares or the Preference Shares relating to such Depositary Shares have been duly executed and issued, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary rights evidencing rights therein.

(iv) Assuming (A) the due authorization, execution and delivery by the parties thereto of the Warrant Agreement; (B) the compliance with the “blue sky” laws of certain states; (C) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and (D) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms.

(v) Assuming (A) the due authorization by the Company of the Trust Preferred Guarantee; (B) the due authorization, execution and delivery by the parties thereto of a Preferred Securities Guarantee Agreement relating to the Trust Preferred Securities; and (C) the compliance with the “blue sky” laws of certain states, when the Preferred Securities Guarantee Agreement is duly executed and delivered in connection with the sale of the Trust Preferred Securities in accordance with the assumptions set forth in paragraph A.(viii) below, the Trust Preferred Guarantee embodied therein will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vi) Assuming (A) the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract; (B) the compliance with the “blue sky” laws of certain states; (C) that any Common Shares or Preference Shares underlying the relevant Share Purchase Contract are duly authorized and validly issued; and (D) that the payment of the consideration for such Share Purchase Contract has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable underwriting or other agreement, such Share Purchase Contract will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

(vii) Assuming (A) the due authorization and delivery by the parties thereto of a Share Purchase Unit and the due authorization, execution and delivery of the applicable Share Purchase Contract and the applicable pledge agreement related thereto; (B) the compliance with the “blue sky” laws of certain states; (C) any Common Shares or Preference Shares underlying the relevant Share Purchase Contract, and any Debt Securities, Trust Preferred Securities or debt obligations of third parties issued as security for the relevant Share Purchase Unit, are duly authorized and validly issued, and such debt obligations of third parties at all times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms; and (D) that the payment of the consideration for such Share Purchase Unit has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable underwriting or other agreement, such Share Purchase Unit will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

(viii) Assuming (A) the due authorization, execution and delivery by the parties thereto of the Amended Trust Agreement; (B) the qualification of the Amended Trust Agreement under the Trust Indenture Act; and (C) the compliance with the “blue sky” laws of certain states, when the Trust Preferred Securities are duly executed by the Capital Trust, authenticated by the relevant trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Amended Trust Agreement and the applicable underwriting or other agreement, the Trust Preferred Securities will represent valid and (subject to the provisions of the Amended Trust Agreement providing that the holders of the Trust Preferred Securities may be obligated to make payments under certain circumstances) fully paid and nonassessable undivided beneficial interests in the assets of the Capital Trust.

(ix) Assuming (A) the due authorization by the Company of the Debt Securities Guarantee; (B) the due authorization, execution and delivery by the parties thereto of the applicable Debt Securities Guarantee Agreement; and (C) the compliance with the “blue sky” laws of certain states, when the Debt Securities Guarantee Agreement is duly executed and delivered in connection with the sale of Subsidiary Debt Securities in accordance with the assumptions set forth in paragraph A.(ii) above, the Debt Securities Guarantee embodied therein will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(x) Assuming (A) the due authorization, execution and delivery by the parties thereto of the applicable Unit Agreement, (B) the terms of the Units and their issuance and sale have been duly established in conformity with the Unit Agreement, (C) the Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable underwriting or other agreement against payment therefor; and (D) the compliance with the “blue sky” laws of certain states, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Company, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, shall have duly expressed the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (iii) the Company Indentures, the Subsidiary Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable) and (iv) there shall not have occurred any change in law affecting the validity or enforceability of any such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable.

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

B. The opinions expressed herein are subject to the following assumptions, qualifications and exceptions:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Business Trusts Act of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Islands of Bermuda, we have relied upon the opinion of Conyers Dill & Pearman Limited, dated the date hereof, which is being filed as exhibit 5.1 to the Post-Effective Amendment No. 1.

(ii) Enforcement of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.

(iii) Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

(iv) Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

(v) We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update (including with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or

RenaissanceRe Holdings Ltd.

RenaissanceRe Finance Inc.

RenRe North America Holdings Inc.

RenaissanceRe Capital Trust II

June 2, 2020

hereinafter become effective. Upon finalization of the terms of any contract or agreement or security or instrument referenced above which has not been executed as of the date hereof, additional assumptions, qualifications and exceptions may be applicable in any future opinion addressing such contract or agreement or security or instrument.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 1. We hereby consent to the use of our name under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP
WILLKIE FARR & GALLAGHER LLP